Exhibit 99.1

Optical Communication Products, Inc. to Acquire GigaComm; Combination Expected to Bolster Revenues Approximately 25%

WOODLAND HILLS, Calif.--(BUSINESS WIRE)--July 14, 2006--Optical Communication Products, Inc. (NASDAQ NMS: OCPI)

--  Propels OCP to become market leader in Japan, adding Japanese revenues, significant manufacturing capacity, and product

development capabilities for the world's most advanced

telecommunications market.

--  Increases the Company's projected revenues by about 25%,

giving it the scale and geographic diversity it needs to be a stronger global competitor.

--  Thrusts the Company into a leading position in the

fiber-to-the-home market, by far the fastest growing sector in the optical fiber industry.

Optical Communication Products, Inc. (NASDAQ NMS: OCPI), a leading manufacturer of optical subsystems and modules, today announced it has agreed to acquire privately-held GigaComm Corporation, a Taiwan-based supplier of passive optical network (PON) fiber-to-the-home (FTTH) components, in an all cash transaction. OCP will pay approximately $20 million for GigaComm.

Based in Taiwan, GigaComm is currently the leading supplier of FTTH modules in Japan, which is presently the world's largest FTTH market. GigaComm provides PON components to many of Japan's leading technology companies, including Mitsubishi Electric Company.

The transaction is OCP's initial venture in Asia and is projected to be completed by the end of this summer. Acquiring GigaComm is part of OCP's strategy to make its product offerings more comprehensive, bring focus to its efforts in Asia, and to extend the Company globally. The strategic combination is expected to increase OCP's level of current revenues by approximately 25%.

The Japanese FTTH market is the largest in the world, with the number of FTTH subscribers nearly doubling from 2.9 million at the end of March 2005 to 5.4 million by March 2006. GigaComm holds the majority of the country's market share for Gigabit Ethernet Passive Optical Network (GEPON) modules. The GEPON standard is widely deployed in Japan to enable data, video and IP voice services over fiber optic networks. NTT, Japan's largest service provider, has reported that it expects to have 30 million FTTH subscribers by 2010.

A recent report from market researcher Heavy Reading indicates that the number of households connected via FTTH worldwide will soar to nearly 86 million in 2011, up from about 11 million in 2006, a nearly 700% increase. FTTH growth over the next five years will be dominated by Asia, where the number of connected households will grow to 59 million by 2011. The rest of the subscriber base at 2011 is expected to be split equally between the Americas (mainly the U.S.) and the EMEA (Europe/Middle East/Africa) region.

"As the largest supplier of FTTH modules in Japan, GigaComm gives us instant penetration into the Asian market, as well as positioning OCP to take advantage of the emerging Gigabit Passive Optical Network (GPON) markets in North America and Europe," said Dr. Muoi V. Tran, OCP's Chairman and CEO. "The acquisition of GigaComm also gives us an enhanced ability to increase capacity through its integrated manufacturing facility, an important second and competitive source of lasers, and a talented pool of engineers and management in Asia." GPON is the technical standard for FTTH services expected to be deployed in the U.S. and employs technology similar to the GEPON standard being implemented in Japan.

"GigaComm has been an outstanding PON supplier," said Jun Uenobo, General Manager of Mitsubishi Electric Company's Purchasing Department. "Over the past year, GigaComm has shipped us over one million GEPON Optical Network Unit

(ONU) modules without a single defect to support the Japanese GEPON initiative. We look forward to our growing partnership with GigaComm and the OCP team."

GigaComm will become a wholly owned subsidiary of OCP and continue to operate in Taiwan. Dr. Jacob Tarn, GigaComm's President and CEO, will remain with GigaComm and continue to lead the Company's operations.

"In addition to strengthening our design capabilities, the acquisition brings to OCP's management team several proven and respected industry leaders," Dr. Tran added. "We are excited about this opportunity to achieve greater size and scale and believe this strategic combination will provide value to our shareholders as well as benefits to our customers."

Dr. Tarn, GigaComm's President and CEO said, "We are enthusiastic about this combination and believe it will allow us to leverage our combined resources to better anticipate the needs of the global customer base in the highly competitive fiber optic and FTTH markets."

Conference Call Information:

OCP will hold a conference call to discuss the transaction on Friday, July 14, 2006 at 1:30 pm Eastern Time (10:30 am Pacific Time). The dial-in number for U.S. participants is 866-814-8399. International participants may call 703-639-1366. The access code is 938322. The conference call will also be broadcast live over the Internet at www.ocp-inc.com. To access the webcast, go to the Investor Information section of the web site. A replay of the call will be available approximately two hours after the call by dialing 888-266-2081 (or 703-925-2533 for international callers) and entering the access code 938322. The webcast will be archived at www.ocp-inc.com.

About Optical Communication Products:

OCP designs, manufactures and sells a comprehensive line of high performance, highly reliable fiber optic subsystems and modules for metropolitan area, local area and storage area networks. OCP's subsystems and modules include optical transmitters, receivers, transceivers and transponders that convert electronic signals into optical signals and back to electronic signals, enabling high-speed communication of voice and data traffic over public and private fiber optic networks. Its strategy calls for more comprehensive product offerings, a balance between growth and industry-leading financial strength, and concerted penetration of global markets. For more information visit OCP's web site at www.ocp-inc.com or the www.globalprovince.com link to Investor Digest.

OCP was founded in 1991 and has its headquarters in Woodland Hills, California. Furukawa Electric Co. Ltd., based in Tokyo, beneficially owns 58% of OCP's outstanding capital stock as of June 30, 2006. OCP currently has approximately 370 employees.

About GigaComm:

GigaComm was founded in 2000, has its headquarters and manufacturing facilities in the Hsinchu Science-Based Industrial Park in Taiwan, ROC, and has approximately 300 employees. GigaComm has been privately financed since its inception by a syndicate of institutional and private investors in Taiwan.

Safe Harbor Statement under the Private Securities Litigation Reform Act of 1995:

This release contains forward-looking statements that involve risks and uncertainties. Actual results may differ materially from the results predicted. Important factors which could cause actual results to differ materially from those expressed or implied in the forward-looking statements include those detailed under "Risk Factors" and elsewhere in filings with the Securities and Exchange Commission made from time to time by OCP, including its periodic filings on Forms 10-K, 10-Q and 8-K. Other factors that could cause our actual results to differ materially from those expressed or implied in the forward-looking statements include (A) factors relating to the Company and the fiber optic communications industry, such as (i) the risk that our customers are unable to reduce their inventory levels in the near-term and (ii) the risk that we are unable to diversify and increase our customer base; (B) factors relating to the acquisition of GigaComm, such as (i) our ability to obtain required approvals by regulatory agencies, (ii) the possibility that the anticipated benefits from the acquisition cannot be fully realized, (iii) our ability to successfully integrate the operations of GigaComm with those of OCP, and the possibility that costs or difficulties related to the integration will be greater than expected, (iv) our ability to implement future business and acquisition strategies, and (v) our ability to retain personnel of GigaComm; and (C) factors relating to doing business in Taiwan, such as (i) risks relating to political and diplomatic issues between Taiwan and The People's Republic of China, (ii) risk of natural disasters in Taiwan, such as earthquakes and typhoons, (iii) economic and regulatory developments, (iv) potential difficulty in enforcing agreements and recovering damages for their breach, (v) exposure to greater risk of misappropriation of intellectual property, (vi) disruption of air transportation from Asia, (vii) changes in tax laws, tariffs and freight rates, (viii) difficulty of managing global operations, including staffing and managing foreign operations, (ix) differing labor regulations, and (x) foreign currency risk. OCP undertakes no obligation to release publicly any revisions to any forward-looking statements to reflect events or circumstances after the date hereof or to reflect the occurrence of unanticipated events.

CONTACT:  Optical Communication Products, Inc.

Philip F. Otto, Chief Financial Officer, 818-251-7157

or

Citigate Sard Verbinnen

Paul Krahnold or Ron Low, 415-618-8750

SOURCE:   Optical Communication Products, Inc.